EXHIBIT 10.25

                                                            EXECUTION COPY


                             FIRST AMENDMENT TO THE
                              AMENDED AND RESTATED
                          EMPLOYMENT AGREEMENT BETWEEN
                             THE TOPPS COMPANY, INC.
                                       AND
                                ARTHUR T. SHORIN

                                       AND

                         CONSENT OF ARTHUR T. SHORIN TO
                        THE REMOVAL OF TITLE OF PRESIDENT

     FIRST AMENDMENT and WRITTEN CONSENT, dated October 11, 2004, between The Topps Company, Inc., a Delaware corporation (the "Company") and Arthur T. Shorin ("Executive").

     WHEREAS, the Company and the Executive have entered into the Amended and Restated Employment Agreement, dated as of June 1, 2003 (the "Employment Agreement").

     WHEREAS, the Company and the Executive desire to amend the Employment Agreement to modify the definition of "Good Reason" as set forth in the Employment Agreement and to provide that the Executive shall no longer serve as President of the Company, but shall continue to serve as the Chairman and Chief Executive Officer of the Company; and

     WHEREAS, the Executive desires to consent to the removal of his title of President of the Company.

                               W I T N E S S E T H
                               - - - - - - - - - -

     1. Subsection (B) of Section 6(c) of the Employment Agreement shall be deleted and the following included in its place:

     (B) the assignment to the Executive by the Company of duties inconsistent with the Executive's position, authority, duties, responsibilities or status with the Company as in effect immediately following the 11th day of October, 2004, including, but not limited to, any reduction whatsoever in such position, authority, duties, responsibilities or status, or a change in the Executive's titles or offices, as then in effect, or any removal of the Executive from, or any failure to reelect the Executive to, any of such positions, without Executive's written consent, except in connection with the termination of his employment on account of his death, disability, or for Cause

     2. The first sentence of Section 3(a) of the Employment Agreement shall be deleted and the following included in its place:

     The Executive shall serve as the Chairman and Chief Executive Officer of the Company and shall perform such duties and exercise such supervision and powers over and with regard to the business of the Company as are similar in nature to those duties and services customarily associated with the position of Chief Executive Officer, as well as such other similar duties and services as may be reasonably prescribed from time to time by the Board of Directors of the Company (the "Board").

     3. Executive hereby consents, in writing, to the removal of the title of President as contained in the version of the Employment Agreement in effect prior to this First Amendment.

     4. This First Amendment and Written Consent may be executed in several counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same First Amendment and Written Consent.

     IN WITNESS WHEREOF, the Company has caused its name to be ascribed to this First Amendment and Written Consent by its duly authorized representative and the Executive has executed this First Amendment and Written Consent as of the date and the year first above written.


                                            THE TOPPS COMPANY, INC.


                                            By: /s/ Catherine K. Jessup
                                                -----------------------
                                            Name:   Catherine K. Jessup
                                            Title: VP CFO and Treasurer


                                               /s/ Arthur T. Shorin
                                               --------------------
                                            Arthur T. Shorin, Executive